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                                                                  EXHIBIT 10.26




                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT ("Agreement") is made and entered into as of this 21st day of May, 1998, by and between Harold C. Kropp, Jr., an individual resident of the State of Pennsylvania ("Employee"), the Founding Companies (as defined below), and RailWorks Corporation, a Delaware corporation (as defined below the "Holding Company").

                               W I T N E S S E T H

                  WHEREAS, the entities listed on Exhibit A, which is attached hereto and hereby incorporated by reference herein (the "Founding Companies") intend to form a consolidated group with a common parent (the "Holding Company") to hold all of the outstanding stock of each of the Founding Companies (the "Combination");

                  WHEREAS, the Holding Company will be created for the purpose of carrying on the businesses of the Founding Companies, and conducting a public offering of its common stock under applicable law. The Holding Company will be the Employer hereunder;

                  WHEREAS, the Founding Companies desire that the Holding Company employ the Employee to be the Vice President and Chief Accounting Officer of the Holding Company thereafter, on the terms and conditions as contained herein; and

                  WHEREAS, the Employee desires to be so employed by the Holding Company, on the terms and conditions as contained herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

                  SECTION 1.        EMPLOYMENT.

                  Subject to the terms hereof, Employer will employ Employee and Employee hereby accepts such employment. After the Combination is consummated, the Employee shall serve as the Vice President and Chief Accounting Officer of the Holding Company.





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                  Subject to the terms and conditions of this Agreement, from the date hereof until the Combination is consummated, the Employee shall devote reasonable efforts to the Founding Companies to help consummate the Combination, but shall be permitted to remain in his present job or any similar job until the Combination is so consummated. After the Combination is consummated, Employee agrees to devote substantially all of his business time and best efforts to the performance of his job as Vice President and Chief Accounting Officer of the Holding Company, subject to direction by the Board of Directors of the Holding Company (the "Board of Directors"), as long as such directions are consistent with the duties, responsibilities and authority customarily given or required of chief accounting officers generally, with the Employee to report his activities regularly to the Board of Directors.

                  SECTION 2.        TERM OF EMPLOYMENT.

                  The term of the Employee's employment hereunder (the "Term") shall be from the date this Agreement is fully executed until the occurrence of any of the following events:

         (i) The death or total disability of Employee (total disability meaning the failure to fully perform his normal required services hereunder for a period of six (6) consecutive months during any consecutive twelve (12) month period during the term hereof, as determined by an independent medical doctor jointly chosen by the Employee and the Employer) by reason of mental or physical disability;

         (ii) The termination by Employer of Employee's employment hereunder, upon thirty (30) days prior written notice to Employee, for "good cause", as reasonably determined by the Board of Directors. For purposes of this Agreement, "good cause" for termination of Employee's employment shall exist
                  (A) if Employee is convicted of, pleads guilty to or confesses to any felony or any act of fraud, misappropriation or embezzlement, (B) if Employee has engaged in a dishonest act to the material damage or prejudice of Employer or an affiliate of Employer, or in conduct or activities materially damaging to the property, business, or reputation of Employer or an affiliate of Employer, or (C) if Employee violates any of the provisions contained in Section 5 of this Agreement, after receiving written notice from the Employer specifically outlining the alleged violations by the Employee of Section 5 hereof and either (1) the Employee fails to stop the alleged behavior which is claimed to be such a breach within thirty
                  (30) days of receipt by the Employee of such written notice or
                  (2) the Employer prevails in mediation or binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association which arbitration is commenced by the Employee within thirty (30) days of receipt by the Employer of such notice in accordance with the provisions of Section 5.6 hereof;




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         (iii)    The termination by the Employee in the event that the
                  Combination is not consummated and/or at least Forty Million Dollars ($40,000,000) has not been raised as part of the initial public offering (the "IPO") contemplated as part of the Combination by August 15, 1998, upon thirty (30) days written notice to the Founding Companies;

         (iv) After the Combination and the IPO have both been consummated, the termination by either the Employee or the Employer, upon thirty (30) days written notice to the other party, in the event of a Change of Control of the Employer (as defined hereinbelow).

                           For purposes of this Agreement, a "Change of Control"
                  shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Holding Company, a corporation owned directly or indirectly by the stockholders of the Holding Company (immediately after the IPO) or any of their respective affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holding Company representing 50% or more of the total voting power represented by the Holding Company's then outstanding securities that vote generally in the election of directors (referred to herein as "Voting Securities"); (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board of Directors or nomination for election by the Holding Company's stockholders was approved by a vote or a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; (C) the stockholders of the Holding Company approve a merger or consolidation of the Holding Company with any other corporation, other than a merger or consolidation (i) which would result in the Voting Securities of the Holding Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Holding Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) in which 50% or more of the board of directors of the surviving entity is composed of members from the Board of Directors of the Holding Company; (D) the stockholders of the Holding Company approve a plan of complete liquidation



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                  of the Holding Company or an agreement for the sale or
                  disposition by the Holding Company of (in one transaction or a series of transactions) all or substantially all of the Holding Company's assets; or

         (v) After December 31, 2001, this Agreement shall continue upon a year-to-year basis unless terminated by either the Employer or the Employee upon ninety days (90) written notice to the other before January 1 of the next year.

                  SECTION 3.        COMPENSATION.

                  3.1 Term of Employment. Employer will provide Employee with the following salary, expense reimbursement and additional employee benefits during the term of employment hereunder.

                  (a)      Salary

                           (i) Subject to the terms and conditions hereof, until the IPO is consummated, the Employee shall receive no salary but shall be entitled to reimbursement, with ten (10) days of submission of a reimbursement report, of any and all of his reasonable out-of-pocket expenses, of any kind or nature, incurred by the Employee in promoting and helping to structure and facilitate the Combination. All such expenses shall be paid from the interim monthly corporate budget of Employer, equal to $33,000 per month until consummation of the IPO. Every Founding Company has contributed to, and hereby agrees to continue to contribute to, the interim monthly corporate budget on a pro rata basis.

                           (ii) After the IPO is consummated, Employee will be paid a salary (the "Base Salary") of no less than One Hundred Eighty Five Thousand Dollars ($185,000) per annum, less deductions and withholdings required by applicable law. The Base Salary shall be paid to Employee in equal monthly installments (or on such more frequent basis as other executives of Employer are compensated). The Base Salary shall be reviewed by the Board of Directors of Employer on at least an annual basis thereafter and may be increased but not decreased as a result of any such review.

                  (b) Performance Bonuses. In addition to the Base Salary, the Employee shall have the right to receive from the Employer, and the Employer shall be



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                  obligated to pay to the Employee, a performance bonus (the
                  "Performance Bonus") for each fiscal year during the term of this Agreement, equal to the aggregate amount determined by the bonus formulas delineated herein below. Any amount of a Performance Bonus required to be paid to the Employee for a fiscal year during the term of this Agreement shall be paid by the Employer in the first pay period of the Employer immediately following the finalization of the accounting audit for financial accounting purposes of the Employer for the preceding fiscal year but in all events by March 31 of the year immediately following the end of the fiscal year for which such Performance Bonus is attributable.

                  The formulas to determine a Performance Bonus for any fiscal year during the term of this Agreement shall be as follows:

                  (i) For each fiscal year of the Employer, .15% of the pre-tax net income, before any performance or other periodic bonuses for any of the employees of the Employer and any of its consolidated subsidiaries, of the Employer on a consolidated basis for financial accounting basis based upon applying generally accepted accounting principles and generally accepted auditing standards on a consistent basis. This bonus shall be calculated by the independent certified public accountant regularly employed by the Employer (the "CPA") applying such generally accepted accounting principles and generally accepted auditing standards on a consistent basis.

                           Plus

                  (ii) For each fiscal year of the Employer, one point five percent (1.5%) of the excess of (a) the consolidated after tax net income of the Employer and its consolidated subsidiaries for a fiscal year, computed by the CPA applying generally accepted accounting principles and generally accepted auditing standards on a consistent basis over (b) the Wall Street Estimate (as hereinafter defined) for such fiscal year. For purposes of this subsection (ii)(b), Wall Street Estimate for a fiscal year shall mean the simple arithmetical average of the consolidated earnings per share estimates for a fiscal year of the Employer and its consolidated subsidiaries in the possession of First Call on the Determination




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                                  Date (as hereinafter defined), translated by
                                  the CPA into the equivalent consolidated after tax net income of the Employer and its consolidated subsidiaries for such fiscal year. For purposes of this subsection (ii)(b), the Determination Date shall mean the date the IPO is consummated and thereafter shall be the first day of the fiscal year for which such computation applies.

                  (c) Discretionary Bonus. The Board of Directors may, from time to time, award the Employee an additional discretionary bonus based upon such factors as the Board of Directors deems appropriate. The Employer shall have no entitlement to such a discretionary bonus until and unless so awarded by the Board of Directors.

                  (d) Vacation. Employee shall receive four (4) weeks vacation time per calendar year during the term of this Agreement in addition to customary holidays afforded other employees of Employer. Any unused vacation days in any calendar year may not be carried over to subsequent years. The Employer recognizes the benefit to it of the Employee attending and participating in trade seminars, conventions, and similar gatherings and educational seminars and encourages the Employee to attend such seminars and conventions. Accordingly, any reasonable cost and expenses thereof will be paid for by the Employer and any time spent by the Employee at such seminars and conventions shall not constitute vacation time but shall constitute part of the Employee's duties under this Agreement.

                  (e) Expenses. Subsequent to the IPO, Employer shall reimburse Employee, within thirty (30) days of its receipt of a reimbursement report from the Employee, for all reasonable and necessary expenses incurred by Employee on behalf of Employer.

                  (f) Benefit Plans. Employee shall have the option of participating in such medical, dental, disability, hospitalization, life insurance, stock option and other benefit plans (such as pension and profit sharing plans) as Employer maintains from time to time for the benefit of other senior executives of Employer, on the terms and subject to the conditions set forth in such plans.

                  (g) Relocation. In addition to other compensation and reimbursement of expenses required to be paid under this Agreement, Employer shall




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                           reimburse Employee within ten (10) days of submission
                           of a reimbursement report:

                           (A) Any and all of his out-of-pocket expenses of any kind or nature, incurred by Employee relating to the relocation ("Relocation") of Employee and/or his family from Pennsylvania to the Baltimore Metropolitan area including, but not limited to:

                                    I.       Packing, storage and professional
                                             mover costs relating to the
                                             furniture, clothing, household
                                             belongings and other personal
                                             property of Employee and his
                                             family.

                                    II.      Travel expenses incurred by
                                             Employee and his family in
                                             connection with commuting to and
                                             from Pennsylvania and Maryland
                                             relating to searching for a new
                                             residence ("Maryland Home") in
                                             Maryland and the sale of Employee's
                                             existing home ("Pennsylvania Home")
                                             in Pennsylvania.

                                    III.     Real estate commissions paid
                                             relating to the sale of the
                                             Pennsylvania Home.

                                    IV.      Mortgage application, points, fees,
                                             charges, appraisal, attorney fees
                                             of the mortgage lender, title
                                             insurance, survey, and all other
                                             costs and expenses associated with
                                             obtaining a loan and mortgage and
                                             the purchase of the Maryland Home.

                                    V.       Attorney fees incurred by Employee
                                             relating to the sale of the
                                             Pennsylvania Home and purchase of
                                             the Maryland Home.

                           (B) Temporary housing costs in Maryland for Employee and/or his family pending completion of the Relocation, for a period not exceeding six months from the effective date of the IPO.

                  (h) Notwithstanding anything to the contrary contained herein, until the IPO is consummated, the Employee shall not be an employee of any of the Founding Companies but shall be the employee of the Holding Company and to the extent required to fulfill his duties hereunder be an agent of each



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                           of the Founding Companies. Accordingly, the Holding
                           Company, and not the Founding Companies, shall be responsible to provide to the Employee the compensation and benefits provided by this Section 3; provided that the provisions of this paragraph shall not affect any agreement between the Founding Companies to provide funds to the Holding Company prior to the IPO or otherwise.

         3.2 Effect of Termination. Except as hereinafter provided, upon the termination of the employment of Employee hereunder for any reason, Employee shall be entitled to all compensation and benefits earned or accrued under Section 3.1 as of the effective date of termination (the "Termination Date"), but from and after the Termination Date no additional compensation or benefits shall be earned by Employee hereunder. Except upon termination by the Employer of the employment of the Employee pursuant to the provisions of Section 2(ii) hereof, Employee shall be deemed to have earned any Performance Bonus payable with respect to the fiscal year in which the Termination Date occurs on a prorated basis (based on the number of days in such calendar year through and including the Termination Date divided by 365). Any such Performance Bonus shall be payable on the date on which the Performance Bonus would have been paid had Employee continued his employment hereunder. In addition, the Employee and his eligible dependents shall be entitled to receive at the sole cost of the Employer (A) the health insurance benefits specified hereunder for a period of twelve (12) months following the Termination Date (the "Continuation Period") and following such time period, the Employee shall be entitled to all rights afforded to him under the Federal Omnibus Reconciliation Act ("COBRA") to purchase continuation coverage of such health insurance benefits for himself and his dependents for the maximum period permitted by law, and the Employee shall be deemed to have elected to exercise his rights under Cobra as of the first day of the Continuation Period, and (B) the life insurance benefits specified hereinabove for the period of the Continuation Period.

         (i) Upon termination of this Agreement, pursuant to the provisions of Sections 2 (i) or (iv) hereof, any stock grants or options previously awarded to the Employee, either by this Agreement or otherwise, shall fully and completely vest and the Employee shall be able to retain or obtain as the case may be, such stock, as though there was no vesting period or criteria of any kind or nature, with respect to such stock. If stock options have previously been awarded to the Employee, notwithstanding any terms and conditions of such award or any plan pursuant to which such stock options were awarded, the Employee or his authorized representative shall have a period of three (3) months from the Termination Date to exercise any or all of such stock options and acquire for his own benefit the shares of stock covered by such stock options.




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         (ii)     Upon termination of the Agreement pursuant to the terms of
Section 2(ii) or (v) hereof, all granted but unvested, at the Termination Date, stock grants or options shall be forfeited upon such termination; provided that the Employee shall be able to retain or exercise any rights for a period of one
(1) month after the Termination Date, notwithstanding the terms and provisions of such stock options awarded or the plan under which they were awarded, with respect to any shares of stock granted or shares of stock covered by stock options that have fully vested as of the Termination Date.

                  SECTION 4.        COMMON STOCK.

                  4.1. Term of Employment. So that Employee can share in the increase in value of the business of Employer over time, Employee will be granted common stock of Employer as follows:

                  (i) Stock Grant. Simultaneously with the consummation of the Combination, Employee will be granted that number of shares of all classes of stock of the Holding Company equal to one percent (1.0%) of the number of shares of all classes of stock of the Holding Company outstanding immediately upon consummation of the IPO. Such shares so granted shall fully and completely vest on the date of issuance.

                  (ii) Stock Splits and Recapitalization. The number of shares of common stock granted hereby shall be automatically adjusted to reflect any change in the capitalization of the Holding Company, including, but not limited to, such changes as stock dividends, stock splits or recapitalizations. If any adjustment under this Section would create the right of Employee to acquire a fractional share of stock, such fractional share shall be disregarded and the number of shares of common stock subject to the grant shall be the next higher number of whole shares of common stock, rounding all fractions upward.

                  4.2      Stock Loan.

                  (i) In order to help the Employee pay any required income taxes with respect to the stock granted to the Employee pursuant to the provisions of Section 4.1 hereof, at any time after the IPO has been consummated, the Employer, upon thirty (30) days written notice from the Employee, shall provide to the Employee a loan (the "Loan") in an amount equal to such income taxes, to be interest only for a period of five (5) years, to require



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                           yearly payments of simple interest at the same
                           interest rate as the Holding Company incurs to borrow funds from its institutional lenders, to be collateralized only by the stock granted and the Employee otherwise will not be personally obligated to repay the Loan; provided that upon the termination of this Agreement pursuant to the provisions of
                           Section 2(i) or (ii), the loan shall be fully paid off within three (3) months of the Termination Date and upon the termination of this Agreement to Sections 2 (iii), (iv) or (v), hereof, the Loan shall be fully paid off within one (1) year after the Termination Date.

                  (ii) To the extent that the Employee has not repaid the entire principal balance of the Loan plus any accrued interest thereon before January 1, 2001, the Employee agrees to sell, as promptly as practicable, a sufficient number of shares of Common Stock to enable the Employee to repay the then remaining outstanding balance (unpaid principal balance and unpaid accrued interest from time to time, the ("Unpaid Balance of the Loan")) of the Loan after any taxes have been provided for (the "Required Number of Shares"), subject to the following conditions and requirements:

                           (A) Such sales shall be made in a manner which shall reasonably not disrupt the orderly trading of Common Stock, either through open market or privately negotiated transactions as long as no sales shall be made at a price lower that 1/16 below the last sales price of Common Stock publicly traded immediately prior to such sale even if such prohibition shall cause a delay in Employee's compliance with his obligation to sell Common Stock as provided hereinabove;

                           (B) If after January 1, 2001 the Holding Company proposes to register any of its securities under the Securities Act for sale to the public for its own account or for the account of other security holders or both, the Holding Company may, upon 30 days prior written notice to the Employee, require the Employee to include the Required Number of Shares in such offering and to sell such shares as part of such offering. In such event, all of the costs of registering the Required Number of Shares, including but not limited to, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Holding Company; fees of the National Association of Securities Dealers, Inc., state Blue Sky fees and expenses, transfer




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                                    taxes, fees of transfer agents and
                                    registrars and costs of insurance; and all underwriting discounts and selling commissions applicable to the sale of shares other than the Required Number of Shares, shall be paid by the Holding Company. Notwithstanding the above, the Employee shall pay all underwriting discounts and selling commissions directly payable with respect to the registration of the Required Number of Shares; or

                      (C) If, as of June 1, 2001, Employee has not yet disposed of the Required Number of Shares, the Holding Company will repurchase from the Employee the Required Number of Shares at a per share price equal to 1/16 lower than the average of the closing sales price for the Common Stock as reported on the national stock exchange on which the Holding Company's stock trades for a ten (10) day period prior to the date of such sale to the Holding Company, provided, however, that such repurchase shall only be required if it can be effected in a manner that complies with all applicable securities laws.

                  Notwithstanding anything contained herein to the contrary, the Employee shall not be required to sell any of the Required Number of Shares unless the net proceeds paid to the Employee as a result of such shares equals or exceeds 150% of the IPO Price per share.

                  Nothing in this Section 4.2(ii) shall be construed to require the Employee to sell common stock except in compliance with all applicable securities laws. Any delay imposed due to compliance with requirements of applicable securities laws shall suspend the Employee's obligation to sell Common Stock as otherwise provided hereinabove.

                  Lastly, notwithstanding anything to the contrary contained in this Section 4.2(ii), the Employee shall have the right but not the obligation, at any time and from time to time, to repay the Unpaid Balance of the Loan from his personal resources.

                  4.3 Securities Act. THE SHARES OF COMMON STOCK (THE "SHARES") GRANTED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, THE SHARES ARE OFFERED PURSUANT TO EXEMPTIONS PROVIDED BY SECTION 4(2) OF THE ACT AND CERTAIN RULES AND REGULATIONS PROMULGATED PURSUANT THERETO. THE SHARES MAY NOT BE TRANSFERRED BY THE EMPLOYEE IN THE ABSENCE OF AN



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EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE
SECURITIES LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO EMPLOYER AND ITS COUNSEL, WHICH ACCEPTANCE SHALL NOT BE UNREASONABLY WITHHELD, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  At such time as counsel for the Employee, which is acceptable to the Holding Company, which acceptance shall not be unreasonably withheld, opines that the aforementioned stock restriction and legend can be removed from the certificates representing stock granted pursuant to Section 4.1(i) hereof in accordance with applicable securities law, the Holding Company agrees to delete any such legend from the certificates representing such shares that have been so granted.

                  SECTION 5.        PARTIAL RESTRAINT ON COMPETITION.

                  5.1 Definitions. For the purposes of this Section 5, the following definitions shall apply.

                           (a) "Company Activities" means the business of construction and maintenance of railway beds and tracks; construction and maintenance of elevated rail systems and structures; construction and maintenance of railway switching and signaling equipment, distributorships and supply in the field of rail and railway construction materials; distributorships and supply in the field of electromechanical controls for use in the railroad industry, namely, railway switching equipment and railway signaling equipment; and design for others in the field of railroad industry, namely, engineering design of rail and railway related structures and equipment or any other business of the Employer and its consolidated (for financial accounting purposes) subsidiaries (the "Consolidated Group") which said entities are engaged in on the Termination Date as long as such business generated gross sales of at least 10% or more of the total gross sales of the Consolidated Group for the most recent fiscal year of the Employer before or on the Termination Date.

                           (b) "Competitor" means any business, individual, partnership, joint venture, association, firm, corporation or other entity, other than the Employer or its affiliates or subsidiaries, engaged, wholly or partly, in Company Activities.





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                           (c)      "Competitive Position" means (i) having any
                                    financial interest in a Competitor,
                                    including but not limited to, the direct or indirect ownership or control of all or any portion of a Competitor, or acting as a partner, officer, director, principal, agent or trustee of any Competitor or (ii) engaging in any employment or independent contractor arrangement, business or other activity with any Competitor whereby Employee will serve such Competitor in any senior managerial capacity.

                           (d) "Confidential Information" means any confidential, proprietary business information or data belonging to or pertaining to Employer that does not constitute a "Trade Secret" (as hereinafter defined) and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding Employer's customers or actively sought prospective customers, acquisition targets, suppliers, manufacturers and distributors gained by Employee as a result of his employment with Employer.

                           (e) "Customer" means actual customers or actively sought prospective customers of Employer during the Term.

                           (f) "Noncompete Period" or "Nonsolicitation Period" means the period beginning the date hereof and ending on the second anniversary of the termination of Employee's employment with Employer; provided that such Noncompete Period or Nonsolicitation Period shall end on the Termination Date in the event this Agreement is terminated pursuant to the provisions of Sections 2 (iii) or (iv), hereof.

                           (g) "Territory" means the area within a one hundred (100) mile radius of any corporate office or job site of Employer or any of its subsidiaries, affiliates or divisions.

                           (h) "Trade Secrets" means information or data of or about Employer, including but not limited to technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributees or licensees, information concerning Employer's finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that are not generally known to, and/or are not readily ascertainable by proper means by, other persons.

                           (i) "Work Product" means any and all work product property, data documentation or information of any kind prepared, conceived, discovered, developed or created by Employee for Employer or its affiliates, or any of Employer's or its affiliates' clients or customers for utilization in Company Activities, not generally known by or not readily ascertainable by proper means by other persons who can obtain economic value from their disclosure or use.

                  5.2      Trade Name and Confidential Information.

                           (a) Employee hereby agrees that (i) with regard to each item constituting all or any portion of the Trade Secrets and Confidential Information, at all times during the Term and all times during which such item continues to constitute a Trade Secret or Confidential Information, respectively:

                                    (i)      Employee shall not, directly or by
                                             assisting others own, manage,
                                             operate, join, control or
                                             participate in the ownership,
                                             management, operation or control
                                             of, or be connected in any manner
                                             with, any business conducted under
                                             any corporate or trade name of
                                             Employer or name confusingly
                                             similar thereto, without the prior
                                             written consent of Employer;

                                    (ii)     Employee shall hold in confidence
                                             all Trade Secrets and all
                                             Confidential Information and will
                                             not, either directly or indirectly,
                                             use, sell, lend, lease, distribute,
                                             license, give, transfer, assign,
                                             show, disclose, disseminate,
                                             reproduce, copy, appropriate or
                                             otherwise communicate any Trade
                                             Secrets or Confidential
                                             Information, without the prior
                                             written consent of Employer; and

                                    (iii)    Employee shall immediately notify
                                             Employer of any unauthorized
                                             disclosure or use of any Trade
                                             Secrets or

                                             Confidential Information of which
                                             Employee becomes aware. Employee
                                             shall assist Employer, to the
                                             extent necessary, in the
                                             procurement or any protection of
                                             Employer's rights to or in any of
                                             the Trade Secrets or Confidential
                                             Information.

                           (b) Upon the request of Employer and, in any event, upon the termination of Employee's employment with Employer, Employee shall deliver to Employer all memoranda, notes, records, manuals and other documents, including all copies of such materials and all documentation prepared or produced in connection therewith, pertaining to the performance of Employee's services hereunder or Employer's business or containing Trade Secrets or Confidential Information, whether made or complied by Employee or furnished to Employee from another source by virtue of Employee's employment with Employer.

                           (c) To the greatest extent possible, all Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. ss.ss. 101 et seq., as amended) and owned exclusively by Employer. Employee hereby unconditionally and irrevocably transfers and assigns to Employer all rights, title and interest Employee may have in or to any and all Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. Employee agrees to execute and deliver to Employer any transfers, assignments, documents or other instruments which Employer may deem necessary or appropriate to vest complete title and ownership of any and all such Work Product, and all rights therein, exclusively in Employer.

                  5.3      Noncompetition.

                           (a) The parties hereto acknowledge that Employee is conducting Company Activities throughout the Territory. Employee acknowledges that to protect adequately the interest of Employer in the business of Employer it is essential that any noncompete covenant with respect thereto cover all Company Activities and the entire Territory.

                      (b) Employee hereby agrees that, during the Term and the Noncompete Period, Employee will not, in the Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position with Employer. Employee shall notify Employer promptly in writing if Employee receives an offer of a Competitive Position during the Noncompete Term, and such notice shall describe all material terms of such offer.

                  Nothing contained in this Section 5 shall prohibit Employee from acquiring not more than five percent (5%) of any Competitor, or from acquiring any percentage of any company which is non-competitive with Employer, whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

                  5.4 Nonsolicitation During Employment Term. Employee hereby agrees that Employee will not, during the Term, either directly or indirectly, alone or in conjunction with any other party:

                      (a) solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer during the Term, or

                      (b) solicit or attempt to solicit any officer, director, employee, consultant, contractor, agent, lessor, lessee, licensor, licensee, supplier or any shareholder of any of the Founding Companies or other personnel of Employer or any of its affiliates or subsidiaries to terminate, alter or lessen that party's affiliation with Employer or such affiliate or subsidiary or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and Employer.

                  5.5 Nonsolicitation During Nonsolicitation Period.
Employee hereby agrees that Employee will not, during the Nonsolicitation Period, either directly or indirectly, alone or in conjunction with any other party:

                      (a) solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by Employer during the Term; provided, however, that the covenant in this clause shall limit Employee's conduct only with respect to those Customers with whom Employee had substantial contact (through direct or supervisory interaction with the Customer or the Customer's account) during a period of time up to but no greater than two (2) years prior to the last day of the Term; or

                      (b) solicit or attempt to solicit any officer, director, employee, consultant, contractor, agent, lessor, lessee, licensor, licensee, supplier or any shareholder of any of the Founding Companies or other personnel of Employer or any of its affiliates or subsidiaries residing at the time of the solicitation in the Territory to terminate, alter or lessen that party's affiliation with Employer or such affiliate or subsidiary or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and Employer. For purposes of this clause (b), employees, consultants, contractors, or other personnel are those with knowledge of or access to Trade Secrets and Confidential Information of the Employer.

                  5.6 Binding Arbitration. The parties shall refer any dispute as to whether or not the Employee has violated the provisions of this Section 5 to a mediator and, in the event that mediation is unsuccessful, such dispute shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall be selected by the mediator. The cost of the mediator and, if necessary, the arbitrator and all other costs of the mediation and, if necessary, the arbitration shall be split equally between the Employee and the Employer, except for attorneys fees which shall be paid by the party employing such attorney.

                  SECTION 6.        MISCELLANEOUS.

                  6.1 Severability. The covenants in this Agreement shall be construed as covenants independent of one another and as obligations distinct from any other contract between Employee and Employer.

                  6.2 Survival of Obligations. The covenants in Section 5 of this Agreement shall survive termination of Employee's employment, except in the case of termination of this Agreement pursuant to the provisions of Sections 2(iii) or (iv) hereof, in which case they shall terminate also and have no further force or legal effect as of the Termination Date.

                  6.3 Notices. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered in person or by courier, by telecopy transmission or sent by any express mail service, postage or fees prepaid at the following addresses:

                  FOUNDING COMPANIES - as listed on Exhibit A


                  HOLDING COMPANY -

                           c/o RailWorks Corporation

                           -----------------------------------

                           -----------------------------------

                           -----------------------------------
                           Attention:  Chief Executive Officer
                           Telecopy No.:  (   )

                  EMPLOYEE

                           Mr. Harold C. Kropp, Jr.

                           -----------------------------------

                           -----------------------------------

or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

                  6.4 Binding Effect. This Agreement enures to the benefit of, and is binding upon, Employer and their respective successors and assigns, and Employee, together with Employee's executor, administrator, personal representative, heirs, and legatees.

                  6.5 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement supersedes and terminates all prior employment and compensation agreements, arrangements and understandings between or among Employer and Employee. This Agreement may be modified only by a written instrument signed by all of the parties hereto.

                  6.6 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the State of Maryland. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court of other governmental or judicial authority or by any board of arbitrators by reasons of such party or its counsel having or being deemed to have structured or drafted such provision.

                  6.7 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  6.8 Specific Performance. Each party hereby agrees that any remedy at law for any breach of provisions contained in this Agreement shall be inadequate and that the other parties hereto shall be entitled to specific performance and any other appropriate injunctive relief in addition to any other remedy such party might have under this Agreement or at law or in equity.

                  6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  6.10 Other Employment Agreements. Without the prior written consent of Employee, no person that is subsequently hired by RailWorks in a position comparable to the position held by Employee shall be offered an employment agreement that contain benefits terms that are more favorable to such person than the terms contained herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                           ANNEX RAILROAD BUILDERS, INC.
WITNESS

/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           COMTRAK CONSTRUCTION, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           CONDON BROTHERS, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           CPI CONCRETE PRODUCTS, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:

                                           HP MCGINLEY, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           KENNEDY RAILROAD BUILDERS, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           COMSTOCK HOLDINGS, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           MERIT RAILROAD CONTRACTORS, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           MIDWEST CONSTRUCTION SERVICES, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:

                                           NEW ENGLAND CONSTRUCTION, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           RAILROAD SERVICE, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           SOUTHERN INDIANA WOOD
                                           PRESERVING CO.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           U.S. TRACKWORKS, INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:


                                           W. A. SMITH CONSTRUCTION CO., INC.


/s/                                        By: /s/ Authorized Signature   (SEAL)
-------------------------                      ---------------------------
                                               Name:
                                               Title:

                                           HOLDING COMPANY

                                           RAILWORKS CORPORATION


/s/                                        By: /s/ John G. Larkin         (SEAL)
-------------------------                      ---------------------------
                                               John G. Larkin
                                               Chief Executive Officer



                                           EMPLOYEE


/s/                                        /s/ Harold C. Kropp, Jr.       (SEAL)
-------------------------                  -------------------------------
                                           Harold C. Kropp, Jr.

                                                                       EXHIBIT A

Annex Railroad Builders, Inc.
Mize Construction Company
Railroad Specialties, Inc.
Comtrak Construction, Inc.
Condon Brothers, Inc.
HP McGinley, Inc.
Kennedy Railroad Builders, Inc.
Alpha-Keystone Engineering, Inc.
Railcorp, Inc.
Merit Railroad Contractors, Inc.
Midwest Construction Services, Inc.
New England Railroad Construction Co.
Comstock Holdings, Inc.
Railroad Service, Inc.
Minnesota Railroad Service, Inc.
Southern Indiana Wood Preserving Co.
U.S. Trackworks, Inc.
Northern Rail Service & Supply Co.
W.A. Smith Construction Co., Inc.
W.A. Smith Rerailing Serviceds, Inc.
CPI Concrete Products, Inc.